                                                                    Exhibit 10.9

                           ---------------------------
                           ---------------------------


                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT




                                   dated as of

                                 October 2, 1998


                                  by and among


                            USINTERNETWORKING, Inc.,

                     Advanced Communication Resources, Inc.,

                               Matthew D. Kanter,

                      The Benjamin Kanter 1997 QSST Trust,

                       The Ronald Kanter 1997 QSST Trust,

                                       and

                                 S. David Walden


                           ---------------------------
                           ---------------------------

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I. DEFINITIONS............................................................................................1
                    1.1. Defined Terms............................................................................1
                    1.2. Certain Usage............................................................................8
ARTICLE II. PURCHASE AND SALE OF SHARES...........................................................................9
                    2.1. Purchase and Sale of Shares..............................................................9
                    2.2. Total Consideration and Terms............................................................9
                    2.3. Contingent Payments......................................................................9
                    2.4. Noncompete..............................................................................11
ARTICLE III. CLOSING.............................................................................................11
                    3.1. Closing.................................................................................11
                    3.2. Sellers' Closing Deliveries.............................................................11
                    3.3. Purchaser's Closing Deliveries..........................................................11
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS........................................... 11
                    4.1. Organization............................................................................12
                    4.2. Subsidiaries............................................................................12
                    4.3. Capitalization..........................................................................12
                    4.4. Authorization...........................................................................13
                    4.5. No Conflict or Violation................................................................13
                    4.6. Financial Statements....................................................................13
                    4.7. Books and Records.......................................................................14
                    4.8. Undisclosed Liabilities.................................................................14
                    4.9. Absence of Certain Changes or Events....................................................14
                    4.10. Contracts; No Defaults.................................................................15
                    4.11. Government Contracts; Backlog..........................................................17
                    4.12. Tangible Assets........................................................................17
                    4.13. Intellectual Property..................................................................18
                    4.14. Real Property..........................................................................20
                    4.15. Litigation and Proceedings.............................................................21
                    4.16. Employee Benefit Plans.................................................................21
                    4.17. Labor Relations........................................................................25
                    4.18. Legal Compliance.......................................................................26
                    4.19. Environmental Protection...............................................................26
                    4.20. Taxes..................................................................................27
                    4.21. Governmental Authorities:  Consents....................................................29


                                       i


                    4.22. Licenses, Permits and Authorizations...................................................29
                    4.23. Insurance..............................................................................30
                    4.24. Brokers' Fees..........................................................................30
                    4.25. No Other Agreements to Sell the Shares.................................................30
                    4.26. Transactions with Certain Persons......................................................30
                    4.27. Customers, Distributors and Suppliers..................................................31
                    4.28. Banking Relationships..................................................................31
                    4.29. Accounts Receivable....................................................................31
                    4.30. Year 2000..............................................................................32
                    4.31. Investment.............................................................................32
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................32
                    5.1. Organization of Purchaser...............................................................32
                    5.2. Authorization...........................................................................33
                    5.3. Warrant Shares..........................................................................33
                    5.4. No Conflict or Violation................................................................33
                    5.5. Governmental Authorities; Consents......................................................33
                    5.6. Brokers' Fees...........................................................................34
ARTICLE VI. COVENANTS OF SELLERS AND THE COMPANY.................................................................34
                    6.1. Conduct of Business.....................................................................35
                    6.2. HSR Act.................................................................................35
                    6.3. No Solicitations........................................................................35
                    6.4. Notice to Purchaser.....................................................................36
                    6.5. Consents................................................................................36
                    6.6. Inspections.............................................................................36
                    6.7. Employee Benefit Plans..................................................................36
ARTICLE VII. COVENANTS OF PURCHASER..............................................................................36
                    7.1. HSR Act.................................................................................37
                    7.2. Consents................................................................................37
ARTICLE VIII. COVENANTS OF SELLERS, THE COMPANY AND PURCHASER....................................................37
                    8.1. Confidentiality.........................................................................37
                    8.2. Cooperation and Records Retention.......................................................37
ARTICLE IX. CONDITIONS TO OBLIGATIONS............................................................................38
                    9.1. Conditions to Obligations of Purchaser, Sellers and the Company.........................38
                    9.2. Conditions to Obligations of Purchaser..................................................38
                    9.3. Conditions to the Obligations of Sellers and the Company................................40


                                       ii


ARTICLE X. TERMINATION...........................................................................................40
                    10.1. Termination............................................................................40
                    10.2. Effect of Termination..................................................................41
ARTICLE XI. DEFAULT AND REMEDIES.................................................................................41
                    11.1. Breach and Opportunity to Cure.........................................................41
                    11.2. Sellers' Remedies......................................................................41
                    11.3. Purchaser's Remedies...................................................................42
                    11.4. Escrow Deposit.........................................................................42
ARTICLE XII. POST CLOSING OBLIGATIONS; SURVIVAL OF REPRESENTATION................................................42
                    12.1. Indemnification........................................................................42
                  12.1.1. Purchaser's Right to Indemnification...................................................42
                  12.1.2. Seller's Right to Indemnification......................................................43
                  12.1.3. Conduct of Proceedings.................................................................43
                  12.1.4. Limitations on Indemnification.........................................................44
                  12.1.5. Indemnification Sole Remedy............................................................44
                    12.2. Right of Offset........................................................................44
                    12.3. Survival of Representations............................................................44
                    12.4. Rights of Set-Off......................................................................45
ARTICLE XIII. TAX MATTERS........................................................................................45
                    13.1. Allocation of Responsibility...........................................................45
                    13.2. Payment of Taxes.......................................................................45
                    13.3. Tax Returns............................................................................45
                    13.4. Refunds................................................................................46
                    13.5. Contests...............................................................................46
                    13.6. Allocation of Taxes....................................................................47
                    13.7. Treatment of Indemnity Payments........................................................47
                    13.8. Indemnification........................................................................47
                    13.9. Successors.............................................................................47
ARTICLE XIV. SELLER REPRESENTATIVE...............................................................................47
                    14.1. Designation of Seller Representative...................................................47
                    14.2. Authority and Rights of Seller Representative; Limitations on Liability................47
ARTICLE XV. MISCELLANEOUS........................................................................................48
                    15.1. Waiver.................................................................................48


                                      iii


                    15.2. Notices................................................................................48
                    15.3. Assignment.............................................................................49
                    15.4. Rights of Third Parties................................................................50
                    15.5. Reliance...............................................................................50
                    15.6. Transfer Taxes; Title Costs; Expenses..................................................50
                    15.7. Construction...........................................................................50
                    15.8. Captions; Counterparts.................................................................50
                    15.9. Entire Agreement.......................................................................50
                    15.10. Amendments............................................................................51
                    15.11. Severability..........................................................................51
                    15.12. Publicity.............................................................................51
                    15.13. Further Assurances....................................................................51
                    15.14. Attorney's Fees.......................................................................51

                                    EXHIBITS

                  Exhibit A         Transaction Expenses

                  Exhibit B         Employees

                  Exhibit C         Pro Rata Share

                  Exhibit D         Form of Warrant Agreement

                  Exhibit E         Allocation of Cash Consideration

                  Exhibit F         Secured Promissory Note

                  Exhibit G         Form of Noncompetition Agreement

                  Exhibit H         Form of Opinion of Company and Sellers' Counsel

                  Exhibit I         Form of Employment Agreement

                  Exhibit J         Warrantholder's Agreement

                  Exhibit K         Form of Opinion of Purchaser's Counsel

                                    SCHEDULES


                  Schedule 4.1         Foreign Qualifications

                  Schedule 4.3         Capitalization

                  Schedule 4.5         Noncontravention

                  Schedule 4.6         Financial Statements

                  Schedule 4.8         Undisclosed Liabilities

                  Schedule 4.9         Absence of Certain Changes

                  Schedule 4.10        Contracts

                  Schedule 4.13(c)     Company Intellectual Property

                  Schedule 4.14        Real Property

                  Schedule 4.16        Employee Benefit Plans

                  Schedule 4.20        Taxes

                  Schedule 4.22        Licenses, Permits and Authorizations

                  Schedule 4.23        Insurance

                  Schedule 4.26        Transactions with Certain Persons

                  Schedule 4.27        Customers, Distributors & Suppliers

                  Schedule 4.28        Banking Relationships

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

                  This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "AGREEMENT" or "PURCHASE AGREEMENT") is entered into by and among Matthew D. Kanter, The Benjamin Kanter 1997 QSST Trust, The Ronald Kanter 1997 QSST Trust, and S. David Walden (the "SELLERS" and each a "SELLER"), Advanced Communication Resources, Inc., a New York corporation (the "Company") and USinternetworking, Inc., a Delaware corporation (the "Purchaser"), as of this 2d day of October, 1998, and amends and restates the Stock Purchase Agreement between the Sellers and Purchaser dated as of September 1, 1998 (the "Original Purchase Agreement").

                                    RECITALS:

                  A. Sellers own of record and beneficially all of the issued and outstanding shares of common stock, no par value per share (the "COMPANY COMMON STOCK"), of the Company (the "Shares").

                  B. Seller and Purchaser desire to amend and restate the Original Purchase Agreement upon the terms and subject to the conditions set forth herein.

                  C. Upon the terms and subject to the conditions set forth herein, Sellers desire to sell to Purchaser or its designees, and Purchaser desires to purchase from Sellers the Shares, free and clear of any and all Encumbrances.

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1. DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "AFFILIATE" shall mean with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, through one or more intermediaries or otherwise.

                  "AGREEMENT" shall have the meaning set forth in the Preamble.

                  "ANCILLARY AGREEMENTS" shall mean all exhibits and schedules to the Agreement.

                  "ANTITRUST AUTHORITY" shall mean the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission.

                  "BALANCE SHEET" shall mean the balance sheet of the Company as of the date indicated thereon, together with the notes thereto.

                  "BENEFIT ARRANGEMENT" shall have the meaning set forth in
SECTION 4.16.

                  "BOOKS AND RECORDS" shall mean all of the following as made and kept by the Company (a) all records and lists pertaining to customers, suppliers or personnel of the Company, (b) all product, business and marketing plans of the Company and (c) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Company including, without limitation, all stock books, stock ledgers and corporate minutes and Real Estate Records of the Company.

                  "BUSINESS" shall mean the Company's business of providing computer consulting services.

                  "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in New York, New York.

                  "CASH CONSIDERATION" shall have the meaning specified in
SECTION 2.2.

                  "CLAIMS" shall have the meaning set forth in SECTION 12.1.1.

                  "CLOSING" shall have the meaning set forth in SECTION 3.1.

                  "CLOSING DATE" shall have the meaning set forth in SECTION
3.1.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "COMPANY" shall have the meaning set forth in the Preamble.

                  "COMPANY COMMON STOCK" shall have the meaning set forth in the Recitals.

                  "CONTINGENT PAYMENTS" shall have the meaning set forth in
SECTION 2.3.

                  "CONTRACTS" shall mean, collectively, all agreements, contracts, leases, purchase orders, memoranda of understanding and other binding contractual commitments to which the Company is a party, including those contracts listed on SCHEDULE 4.10.

                  "DISCLOSURE SCHEDULE" shall mean the schedules attached hereto.

                  "EBITDA" shall mean, with respect to any Person for any period, the Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or disposition of any asset, to the extent such losses were deducted in computing such Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Net Income, plus (iii) interest expense of such Person and its

Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such Net Income, plus
(iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income, plus (v) cash expenses actually incurred by the Company in connection with the Transactions as described on EXHIBIT A hereto, minus (vi) non-cash items increasing such Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

                  "EMPLOYEE LAWS" shall have the meaning set forth in SECTION 4.17.

                  "EMPLOYEE PLANS" shall have the meaning set forth in SECTION 4.16(a).

                  "EMPLOYEE RETENTION PERCENTAGE" shall mean, the percentage obtained by dividing (i) the aggregate number of the employees of the Company listed on EXHIBIT B who are employed by the Company as of December 31, 1998 (plus (A) any employees of the Company listed on EXHIBIT B who are employees of the Purchaser or any Affiliate of the Purchaser other than the Company as of December 31, 1998, (B) any employees listed on EXHIBIT B who are not employed by the Company as of December 31, 1998 because of such person's death or disability or termination by the Company and (C) any employees who are hired after the date of this Agreement, and are employed by the Company at December 31, 1998, in replacement or substitution of any of the employees listed on EXHIBIT B) by (ii) 36.

                  "ENCUMBRANCE" shall mean any mortgage, claim, charge, lien, easement, right-of-way, covenant, condition, option, pledge, call, commitment, security interest, conditional sales agreement, title retention agreement, lease, and any other imperfection of title or restriction of any kind and nature, choate or inchoate.

                  "ENVIRONMENTAL CLAIMS" shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits, or causes of action for any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

                  "ENVIRONMENTAL CONDITIONS" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, wet lands, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, regulated under

Environmental Laws relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Materials by the Company or their predecessors or successors in interest, or by their agents, representatives, employees, or independent contractors when acting in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Materials at the work place or the exposure of persons or property to Hazardous Materials migrating from or otherwise emanating from or located on property owned or occupied by the Company.

                  "ENVIRONMENTAL EXPENSES" shall mean any liability, loss, cost, or expense related to an Environmental Claim, incurred in compliance with any Environmental Laws, or incurred in response to Environmental Conditions, including without limitation the costs of any investigation, remedial or response actions, the costs associated with posting financial assurances for the completion of any such actions, the preparation of any closure or other plans or analyses, the costs of health assessments or other medical studies, the costs of retention of expert consultants or legal counsel, capital improvements, operation and maintenance costs, testing and monitoring costs, power and utility costs and administrative costs incurred by governmental agencies.

                  "ENVIRONMENTAL LAWS" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees or other requirement of any Governmental Authority (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect.

                  "ENVIRONMENTAL NONCOMPLIANCE" shall mean: (i) the release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order;
(ii) any noncompliance with Environmental Laws including the failure to have obtained permits, variances or other authorizations required under Environmental Laws; (iii) any facility operations, procedures and/or designs which do not conform to the statutory or regulatory requirements of Environmental Laws; and
(iv) the operation of any facility or equipment in violation of any permit condition, schedule of compliance, administrative or court order and the like.

                  "ERISA" shall have the meaning set forth in SECTION 4.16(a).

                  "ERISA AFFILIATE" shall have the meaning set forth in SECTION 4.16(a).

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
SECTION 4.6.

                  "FIXTURES" shall mean any fixtures, machinery, installations and building equipment located at or on any Real Property.

                  "GAAP" shall mean United States generally accepted accounting principles consistently applied.

                  "GOLDEN PARACHUTE PAYMENT" shall have the meaning set forth in
SECTION 4.16(c).

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, court, tribunal, arbitrator or arbitral body.

                  "GOVERNMENT CONTRACT" shall have the meaning set forth in
SECTION 4.11.

                  "GOVERNMENT ORDER" shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HAZARDOUS MATERIALS" shall mean any hazardous substance, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental law.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  "IMPROVEMENTS" shall mean any right, title or interest in any buildings, facilities, other structures and improvements, building systems and fixtures.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
SECTION 12.1.3.

                  "INDEMNITOR" shall have the meaning set forth in SECTION
12.1.3.

                  "INDEPENDENT ACCOUNTING FIRM" shall have the meaning set forth in SECTION 2.3(d).

                  "INSURANCE POLICY" shall have the meaning set forth in SECTION 4.23.

                  "INTELLECTUAL PROPERTY" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "INTERIM BALANCE SHEET" shall mean the Balance Sheet dated the Interim Balance Sheet Date.

                  "INTERIM BALANCE SHEET DATE" shall mean June 30, 1998.

                  "INTERIM FINANCIAL STATEMENTS" shall mean the Interim Balance Sheet and the statements of operations, changes in shareholders' equity and cash flow for the period ended on the Interim Balance Sheet.

                  "IRS" means the United States Internal Revenue Service.

                  "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company, taken as a whole.

                  "MULTIEMPLOYER PLAN" shall have the meaning set forth in
SECTION 4.16(a).

                  "NET INCOME" shall mean with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

                  "NONCOMPETITION AGREEMENT" shall have the meaning set forth in
SECTION 2.4.

                  "PBGC" shall have the meaning specified in SECTION 4.16(a).

                  "PENSION PLAN" shall have the meaning specified in SECTION 4.16(a).

                  "PERMITS" shall mean any licenses, permits, certificates of occupancy, approvals, authorizations, variances and waivers issued by any Governmental Authority.

                  "PERMITTED ENCUMBRANCE" shall mean any (i) mechanics lien, materialmen's lien and similar Encumbrance with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP, (ii) Encumbrance for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings, for which adequate reserves are maintained in accordance with GAAP, and which are disclosed on the Disclosure Schedule, (iii) routine utility easements or other non-detrimental agreements of record affecting the Real Property which do not materially interfere with the use, occupancy or marketability of the Real Property subject thereto and (iv) other Encumbrances disclosed in the Schedules to this Agreement.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, labor union or Governmental Authority.

                  "PERSONNEL" shall have the meaning set forth in SECTION
4.9(b).

                  "PRE-CLOSING ENVIRONMENTAL MATTER" shall mean any Environmental Claim, Environmental Condition or any noncompliance with any Environmental Law on the part of Seller, its Affiliates or any of their predecessors in interest occurring or in existence on, or arising from actions occurring prior to, the Closing Date.

                  "PRE-CLOSING PARTIAL PERIOD" shall have the meaning set forth in SECTION 13.1.

                  "PRIME RATE"  shall have the meaning set forth in SECTION
12.1.1.

                  "PRO RATA SHARE" shall mean with respect to each Seller, such Seller's percentage interest in the equity of the Company as set forth on EXHIBIT C hereto.

                  "PURCHASER" shall have the meaning set forth in the Preamble.

                  "PURCHASER COMMON STOCK" shall have the meaning set forth in
SECTION 5.3.

                  "PURCHASER INDEMNITEES" shall have the meaning set forth in
SECTION 12.1.1.

                  "REAL ESTATE RECORDS" shall mean, to the extent in the possession or control of Sellers or the Company, the real estate records, files, books, blueprints, plans (as-built and otherwise), surveys, specifications, designs, drawings, and other data associated with the Real Property.

                  "REAL PROPERTY" shall have the meaning set forth in SECTION 4.14.

                  "REAL PROPERTY LEASE" shall have the meaning set forth in
SECTION 4.14.

                  "RECIPIENTS" shall have the meaning set forth in SECTION 4.16(c).

                  "REVENUE" shall mean the revenue of the Company determined in accordance with GAAP.

                  "SELLER REPRESENTATIVE" shall have the meaning set forth in
SECTION 14.1.

                  "SELLERS" shall have the meaning set forth in the Preamble.

                  "SELLER INDEMNITEES" shall have the meaning set forth in
SECTION 12.1.2.

                  "SHARES" shall have the meaning set forth in the Recitals.

                  "SUBSIDIARY" shall mean any corporation, partnership, limited liability company, joint venture or other entity in which the Company, directly or indirectly, holds fifty percent (50%) or more of the voting power of all equity securities or other ownership interests of such entity, or over which the Company either directly or indirectly exercises actual control.

                  "TARGET EBITDA" shall mean $679,250.

                  "TARGET REVENUE" shall mean $7,559,150.

                  "TAX" or "TAXES" shall mean any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, (including taxes under Code Sec.
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or additions thereto and any amount imposed by any governmental authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement.

                  "TAX RETURNS" shall mean all reports, returns, declarations, claims for refund or statements of any kind or nature relating to Taxes, and any schedule or attachment thereto and any amendment thereof.

                  "TOTAL CONSIDERATION" shall have the meaning set forth in
SECTION 2.2(a).

                  "TRANSACTIONS" shall mean the transactions contemplated by this Agreement and the Ancillary Agreements.

                  "WARRANTS" shall mean the warrants entitling the holders thereof to purchase up to 500,000 shares of common stock of Purchaser at a price of $2.00 per share, subject to the terms and conditions of the Warrant Agreement attached hereto as EXHIBIT D.

                  "WELFARE PLAN" shall have the meaning set forth in SECTION 4.16(a).

         1.2. CERTAIN USAGE. As used herein the following additional terms shall have the following meaning:

                  The term "including" as used herein shall be read to mean "including, without limitation."

                  The term "knowledge" as used herein, shall mean with respect to any person, those facts or circumstances actually known by such person as well as any facts or circumstances that would be known after due inquiry by a person holding a comparable office or job or with comparable experience or responsibilities. For purposes of this Agreement, the knowledge of Matthew D. Kanter and S. David Walden shall be imputed to the Sellers and the Company, and the knowledge of Christopher McCleary, Stephen McManus, Lawrence Brunell, and Andrew Stern shall be imputed to Purchaser.


                                   ARTICLE II.
                           PURCHASE AND SALE OF SHARES

         2.1. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions contained herein, on the Closing Date, Sellers shall sell, convey and transfer to Purchaser or Purchaser's designees, and Purchaser or its designee shall purchase and acquire from Sellers, the Shares, free and clear of all Encumbrances.

         2.2.     TOTAL CONSIDERATION AND TERMS.

                  (a) The aggregate consideration for the Shares to be purchased by Purchaser hereunder and for the Noncompetition Agreement (the "TOTAL CONSIDERATION") shall, subject to adjustment as provided in SECTIONS 2.3, and
12.1 hereof, consist of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) in cash (the "CASH CONSIDERATION"); (ii) a $3,500,000 secured promissory note payable to the Seller Representative, for the benefit of the Sellers, in the form attached as EXHIBIT F (the "Note"); (iii) Five Million Dollars ($5,000,000) in Contingent Payments (as defined below), subject to the rights of set-off as provided in SECTION 12.4 hereof and subject to satisfaction of the terms and conditions set forth below in SECTION 2.3; and (iv) the Warrants.

                  (b) At the Closing, Purchaser will (i) pay to each Seller by wire transfer of immediately available funds to an account designated in writing by such Seller the amount set forth opposite each Seller's name on EXHIBIT E;
(ii) execute and deliver to the Sellers the Note; and (iii) issue the Warrants to each of Matthew D. Kanter and S. David Walden.

                  (c) Purchaser has previously delivered to an escrow account, pursuant to the Escrow Agreement dated September 1, 1998, the amount of $500,000 as a deposit towards the Cash Consideration (the balance of such account, the "ESCROW DEPOSIT"). At Closing, the balance of the Escrow Deposit and interest accrued thereon shall be applied towards the payment of the Cash Consideration. In the event that this Agreement is terminated pursuant to Article X, the balance of the Escrow Deposit shall be delivered to the Company or Purchaser in accordance with the provisions of SECTION 11.4.

         2.3.     CONTINGENT PAYMENTS.

                  (a) As further consideration of the agreements set forth herein and the sale by Sellers of the Shares, if the targets set forth below are all achieved, Purchaser shall pay to each Seller such Seller's Pro Rata Share of the applicable amount set forth below: (the "CONTINGENT PAYMENT"):

                           (i) In the event that (A) the Revenue of the Company for the twelve months ended December 31, 1998 (the "1998 REVENUE") exceeds 80% of the Target Revenue but is equal to or less than 100% of the Target Revenue, (B) the EBITDA of the Company for the twelve months ended December 31, 1998 (the "1998 EBITDA") exceeds 80% of the Target EBITDA but is equal to or less than 100% of the Target EBITDA, and (C) the Employee Retention Percentage as of December 31, 1998 exceeds 80%, Purchaser shall pay to each Seller such Seller's Pro Rata Share of $4,000,000, or as otherwise directed in writing by the Seller Representative at least two (2) Business Days prior to receipt of the Contingent Payment; or

                           (ii) In the event that (A) the 1998 Revenue is greater than the Target Revenue, (B) the 1998 EBITDA is greater than the Target EBITDA, and (C) the Employee Retention Percentage as of December 31, 1998 exceeds 80%, Purchaser shall pay to each Seller such Seller's Pro Rata Share of $5,000,000, or as otherwise directed in writing by the Seller Representative at least two (2) Business Days prior to receipt of the Contingent Payment.

                  (b) Within fifteen (15) calendar days following the date on which Purchaser receives the Company's audited financial statements for the twelve months ended December 31, 1998 and in no event later than March 31, 1999, Purchaser shall prepare and deliver to the Seller Representative a calculation of the 1998 Revenue and 1998 EBITDA and the Employee Retention Percentage as of December 31, 1998.

                  (c) The Seller Representative may dispute Purchaser's calculation of the 1998 Revenue and the 1998 EBITDA but only on the basis that the amounts reflected in such calculation were not determined in accordance with GAAP or adjusted in accordance with this Agreement. The Seller Representative shall notify Purchaser in writing of each disputed item, specifying the amount of each item in dispute and setting forth, in detail, the basis for each item in dispute, within fifteen (15) calendar days of the Seller Representative's receipt of Purchaser's calculation of the Revenue. If the Seller Representative has not notified Purchaser of any such dispute within such fifteen (15) day period, then Purchaser's calculation shall be deemed to be final and conclusive on the parties hereto, and any amount payable under SECTION 2.3(a) shall be paid by Purchaser within five (5) Business Days thereafter.

                  (d) In the event of such a dispute, Purchaser and the Seller Representative shall negotiate in good faith to reconcile their differences. If such dispute has not been resolved within ten (10) Business Days after Purchaser's receipt of notice of such dispute, the Seller Representative and Purchaser shall submit the item(s) remaining in dispute to a mutually acceptable independent "Big Five" accounting firm (the "INDEPENDENT ACCOUNTING FIRM"), which shall, as promptly as practical but in no event later than thirty (30) calendar days after such submission, determine and report upon such remaining disputed item(s). Such determination and report shall be final, binding and conclusive on the parties hereto and any amount payable under SECTION 2.3(a) shall be paid by Purchaser within five (5) Business Days thereafter. The fees and disbursements of the Independent Accounting Firm shall be allocated between Purchaser and Sellers in the same proportion that the aggregate amount of such remaining disputed item(s) so submitted to the Independent Accounting Firm, which is unsuccessfully disputed by each such party (as determined by the Independent Accounting Firm), bears to the total amount of such remaining disputed item(s) so submitted.

                  (e) In order not to interfere with the ability of the Company to meet the Revenue, EBITDA and Employee Retention Percentage targets set forth in Section 2.3(a), prior to January 1, 1999, Purchaser shall not (i) transfer any of the employees, assets, or customers of the Company to Purchaser or any Affiliate of Purchaser unless Purchaser first makes arrangements for the Company to receive an allocation of Revenue and EBITDA attributable to such employees, assets or customers for the period prior to January 1, 1999 or (ii) materially modify any Company employee's compensation or benefits without the prior written consent of the Seller Representative.

         2.4. NONCOMPETE. As further consideration of the agreements set forth herein and sale by Sellers of the Shares, at the Closing, each Seller shall enter into a noncompetition agreement with Purchaser in the form of EXHIBIT G hereto (the "NONCOMPETITION AGREEMENT"). The Noncompetition Agreement shall become effective as of the Closing Date and shall continue in effect for a period of two years after the Closing Date. Purchaser and Sellers agree that the amount of the Total Consideration allocable to the Noncompetition Agreement shall be $700,000.

                                  ARTICLE III.
                                     CLOSING

         3.1. CLOSING. The consummation of the purchase and sale of the Shares (the "CLOSING") shall take place at 10:00 a.m., local time, on or before October 2, 1998 at the offices of Morse Zelnick Rose & Lander LLP, 450 Park Avenue, New York, New York, or at such other time or place as the Seller Representative and Purchaser may agree in writing (the day on which the Closing takes place being referred to herein as the "CLOSING DATE").

         3.2. SELLERS' CLOSING DELIVERIES. At the Closing, Sellers shall deliver to Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by a stock power duly executed in blank, and (ii) the other documents required to be delivered by Sellers pursuant to Article IX hereof.

         3.3. PURCHASER'S CLOSING DELIVERIES. At the Closing, (i) Purchaser shall pay to each Seller such Seller's Pro Rata Share of the Cash Consideration (as provided in Section 2.2 hereof), (ii) Purchaser shall execute and deliver the Note; (iii) Purchaser shall pay to Merchant's Bank of New York ("Merchant's Bank") an amount equal to the entire outstanding balance of the Company's line of credit with Merchant's Bank; (iv) Purchaser shall issue the Warrants and (v) Purchaser shall deliver to Sellers the other documents required to be delivered by Purchaser pursuant to Article IX hereof.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND SELLERS

                  The Company and Sellers hereby jointly and severally represent and warrant to Purchaser as follows, which representations and warranties were, as of September 1, 1998, true and correct and, with respect to the representations and warranties set forth in SECTIONS 4.1 through 4.7, SECTION 4.20, and SECTIONS 4.24 through 4.26, will be, as of the Closing Date, true and correct:

         4.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto, heretofore delivered to Purchaser are accurate and complete as of the date hereof. SCHEDULE 4.1 contains a true, correct and complete list of all jurisdictions in which the Company is qualified to do business as a foreign corporation.

         4.2. SUBSIDIARIES. The Company has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, limited liability company, joint venture or other entity.

         4.3.     CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists solely of 200 shares of Company Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of the Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights. Each of the Sellers owns of record and beneficially the number of shares of Company Common Stock as are set forth on SCHEDULE 4.3(a), free and clear of all Encumbrances and such shares of Company Common Stock constitute all of the issued and outstanding shares of capital stock of the Company.

                  (b) The Company has not issued or granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company, any other commitments or agreements providing for the issuance of additional shares of the capital stock of the Company, the sale of treasury shares, or for the repurchase or redemption of shares of the Company's capital stock, or any obligations arising from canceled stock. There are no agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its securities or interests. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                  (c) There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares.

         4.4.     AUTHORIZATION.

                  (a) The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly approved by the board of directors and stockholders of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

                  (b) This Agreement has been duly executed and delivered by the Company and each of Sellers and is, and upon execution and delivery of the Ancillary Agreements each such Ancillary Agreement will be, legal, valid and binding obligations of the Company and each of Sellers enforceable against them in accordance with its terms.

         4.5. NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby, nor compliance by the Company or any of Sellers with any of the provisions hereof, does or will violate any provision of, or result in the breach of, any applicable law, rule or regulation of any Governmental Authority, the articles of incorporation or bylaws of the Company, or, except as set forth on SCHEDULE 4.5, any contract, agreement, indenture or other instrument to which any of the Sellers or the Company is a party or by which any of the Sellers or the Company may be bound, or of any order, judgment or decree applicable to any of them, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any lien, charge or Encumbrance upon any of the properties or assets of the Company, constitute any event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a lien or result in a violation or revocation of any required license, permit or approval from any Governmental Authority or other third party.

         4.6. FINANCIAL STATEMENTS. Attached as SCHEDULE 4.6 hereto are (i) the audited balance sheets of the Company as of December 31, 1997 and the related audited statements of earnings, shareholders equity and cash flows of the Company for each of the twelve-month periods then ended, together with the independent auditor's report thereon and (ii) the unaudited balance sheet of the Company as of June 30, 1998 and the related unaudited statements of earnings, shareholders' equity and cash flows of the Company for the six month period then ended (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) were prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly and accurately the financial condition and results of operation of the Company as of and for the periods indicated; PROVIDED, HOWEVER, that the unaudited Financial Statements as of and for the periods ending June 30, 1998 are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         4.7. BOOKS AND RECORDS. The Company has made and kept (and given Purchaser access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously delivered to Purchaser accurately and adequately reflect all action previously taken by the shareholders, board of directors and committees of the board of directors of the Company. The copies of the stock book records of the Company previously delivered to Purchaser are true, correct and complete, and accurately reflect all transactions effected in the Company's capital stock through and including the date hereof. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of the Company.

         4.8. UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.8, the Company has no material Liabilities except for liabilities and obligations
(a) reflected or reserved for on the Interim Balance Sheet or (b) that have arisen since the date of the Interim Balance Sheet in the ordinary course of the operation of the business and consistent with past practice of the Company (all of which are current liabilities similar in type to those reflected on the Interim Balance Sheet).

         4.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Interim Balance Sheet Date, except as disclosed on SCHEDULE 4.9, there has not been any:

                  (a) material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities, or prospects of the Company, except as may result from general economic conditions;

                  (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents (collectively, "PERSONNEL"), (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedules hereto, or (iv) new employment agreement to which the Company is a party;

                  (c) addition to or modification of the employee benefit plans, arrangements or practices affecting Personnel other than (i) contributions made for 1998 in accordance with the normal practices of the Company or (ii) the extension of coverage to other Personnel who became eligible after the Interim Balance Sheet Date;

                  (d) sale, assignment or transfer of any material assets of the Company other than in the ordinary course;

                  (e) cancellation of any indebtedness or waiver of any rights of substantial value to the Company, whether or not in the ordinary course of business;

                  (f) amendment, cancellation or termination of any Contract, license or other instrument material to the Company;

                  (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Company, involving payments in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

                  (h) failure to operate the business of the Company in the ordinary course so as to use reasonable efforts to preserve the Business intact, to keep available the services of the Personnel, and to preserve the goodwill of the Company's suppliers, customers and others having business relations with the Company;

                  (i) change in accounting methods or practices by the Company;

                  (j) revaluation by the Company of any of its respective assets, including without limitation, writing off notes, inventory or accounts receivable;

                  (k) damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company;

                  (l) dividends or distributions in respect of any shares of the Company's capital stock, or repurchase or redemption of any shares of the Company's capital stock;

                  (m) indebtedness incurred by the Company for borrowed money or commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company; or

                  (n) increase in the amount outstanding under the Company's line of credit with Merchant's Bank.

         4.10.    CONTRACTS; NO DEFAULTS.

                  (a) SCHEDULE 4.10 contains a listing of all Contracts described in (i) through (xv) below to which the Company is a party. Such listing identifies, among other things, the parties to and the expiration date of the contracts the expiration date of the contract and the office of the Company where details relating to the contract are located. True, correct and complete copies of contracts (or a summary thereof, if oral) referred to in clauses (i) through (xv) below have been delivered to or made available to Purchaser and its agents and representatives.

                           (i) Each Contract which involves performance of services or delivery of goods and/or materials, by or to the Company of an amount or value in excess of $25,000;

                           (ii) Each note, debenture, other evidence of indebtedness, guarantee, loan, letter of credit, surety-bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

                           (iii) Each Contract not in the ordinary course of
business;

                           (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property constituting fixed assets;

                           (v) Each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of Intellectual Property;

                           (vi) Each Contract to which any employee of the Company is bound which in any manner purports to (A) restrict such Person's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person its rights to any material invention, improvement, or discovery;

                           (vii) Each employment agreement, collective bargaining agreement or other Contract to or with any employee or any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

                           (viii) Each joint venture Contract, partnership agreement, limited liability company agreement or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (ix) Each Contract containing covenants which in any way purport to restrict the Company's business activity or purport to limit the freedom of the Company to engage in any line of business or to compete with any Person;

                           (x) Each Contract providing for payments to or by any Person or entity based on sales, purchases or profits, other than direct payments for goods;

                           (xi) Each power of attorney which is currently effective and outstanding;

                           (xii) Each Contract under which the Company is obligated to incur capital expenditures after the date hereof in an aggregate amount in excess of Fifty Thousand Dollars ($50,000);

                           (xiii) Each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company;

                           (xiv) Any other Contract material to the business or operations of the Company;

                           (xv) Each amendment, supplement, and modification (whether written or oral) in respect of any of the foregoing.

                  (b) Except as set forth on SCHEDULE 4.10, all of the Contracts listed pursuant to paragraph (a) hereof (i) are in full force and effect, (ii) represent the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms and (iii) represent the legal, valid and binding obligations of the other parties thereto and are enforceable against such parties in accordance with their terms. No condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or the claim of excusable delay or nonperformance under such Contracts.

                  (c) Except as set forth on SCHEDULE 4.10, there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company under current or completed Contracts, with any Person having the contractual or statutory right to require such renegotiation. Neither Sellers, nor the Company, has received any written demand for such renegotiation in respect of any such Contract. Except as set forth on SCHEDULE 4.10, no customer or government contracting officer has asserted that any material adjustments are required to the terms of any Contracts.

                  (d) Except as specifically noted on SCHEDULE 4.10, no consent of any party to any such Contract is required in connection with the Transactions.

                  (e) Except as set forth on SCHEDULE 4.10, no Contract has accrued, or is expected by the Company to result in, any losses. For the purposes of this subsection (e) a Contract shall be deemed to accrue or result in losses if the revenues payable to the Company under such Contract exceed the sum of (i) the cost of goods sold, plus (ii) any commissions payable to salespersons and allocable to such revenues.

                  (f) Except as set forth on SCHEDULE 4.10, neither Sellers, nor the Company, has committed any act or omission which would result in, and there has been no occurrence which would give rise to, any material product liability or liability for breach of warranty on the part of the Company.

         4.11. GOVERNMENT CONTRACTS; BACKLOG. There is no suit or investigation pending or, to the best knowledge of the Company, threatened against the Company asserting or alleging the commission of criminal acts or bribery by the Company with respect to any Contract between the Company and any Governmental Authority including the United States Government or any department or agency thereof (a "GOVERNMENT CONTRACT"). The Company is not a party to any Government Contract.

         4.12. TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         4.13.    INTELLECTUAL PROPERTY.

                  (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (c) Section 4.13(c) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.13(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure Schedule:

                           (i) the Company possess all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

                           (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (iv) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d) Section 4.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission except for generally available personal computer applications. The Sellers have delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) except for generally available personal computer applications. With respect to each item of Intellectual
Property:

                           (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, the representations and warranties set forth in subsections (I) through
         (IV) above are true and correct with respect to the underlying license;

                           (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (e) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (f) None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

         4.14.    REAL PROPERTY.

                  (a) SCHEDULE 4.14 lists and describes all real property (together with all improvements thereon, the "REAL PROPERTY") now used, operated or occupied by the Company and the name of the record owner thereof. For each parcel of Real Property listed on SCHEDULE 4.14, which is owned by the Company, the Company holds good and marketable fee simple title to such Real Property free and clear of any Encumbrances except for Permitted Encumbrances. For each parcel of Real Property listed on SCHEDULE 4.14, which is not owned by the Company, the Company has made available to Purchaser true and correct copies of the Real Property lease or sublease (each a "REAL PROPERTY LEASE") with respect to such Real Property. Each Real Property Lease is legal, valid, binding, enforceable, and in full force and effect and Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold. The Company enjoys peaceful and undisturbed possession of all Real Property, and the Company has fulfilled in all material respects all the obligations required to be performed by it through the date hereof with respect to each Real Property Lease.

                  (b) The Company has received all required material approvals of Governmental Authorities (including Permits and material certificates of occupancy or other similar certificates permitting lawful occupancy of the Real Property) required in connection with the present use of the Real Property and all the Improvements thereon.

                  (c) All the Real Property are supplied with utilities and other services necessary for the operation of such facilities as currently operated.

                  (d) All Improvements, and all Fixtures and Equipment and other tangible assets owned, leased, or used by the Company on the Real Property are in good condition and repair in all material respects, and such Improvements and Fixtures are free from structural defects.

                  (e) The Company has not received notice of any special assessment relating to any Real Property or any portion thereof, and the Company has no knowledge of any pending or threatened special assessment.

                  (f) There is not now pending, or to the knowledge of the Company, threatened, any eminent domain or condemnation proceeding affecting the Real Property or any portion thereof.

         4.15. LITIGATION AND PROCEEDINGS. There are no lawsuits, actions, suits, claims or other proceedings at law or in equity (including, without limitation, investigations by any Government Authority involving any Government Contract wherein a claim for improper charges was made), or before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of the Company, threatened, against either the Sellers or the Company. There is no unsatisfied judgment, order, injunction or decree binding upon either of the Sellers or the Company.

         4.16.    EMPLOYEE BENEFIT PLANS.

                  (a) DEFINITIONS. The following terms, when used in this
Section 4.16, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                           (i) "BENEFIT ARRANGEMENT" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, fringe benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in SECTION 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company, and (C) covers any employee or former employee of the Company (with respect to their relationship with the Company).

                           (ii) "EMPLOYEE PLANS" shall mean all Benefit
         Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                           (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                           (iv) "ERISA AFFILIATE" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Section 414(b), (c), (m) or (o) of the Code.

                           (v) "MULTIEMPLOYER PLAN" shall mean any
         "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                           (vi) "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                           (vii) "PENSION PLAN" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                           (viii) "WELFARE PLAN" shall mean any "EMPLOYEE WELFARE BENEFIT PLAN" as defined in Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                  (b) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. SCHEDULE 4.16 contains a complete list of Employee Plans.

                  (c) REPRESENTATIONS. Except as set forth in SCHEDULE 4.16:

                           (i)      PENSION PLANS.

                                    (A) No "accumulated funding deficiency"
         (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan. All "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA, are fully funded as of the Closing Date with respect to each Pension Plan on a termination basis with an assumed interest rate of six percent (6%).

                                    (B) Neither the Company nor any ERISA
         Affiliate is required to provide security to a Pension Plan under
         Section 401(a)(29) of the Code.

                                    (C) Each Pension Plan and each related trust
         agreement, annuity contract or other funding instrument has been determined by the Internal Revenue Service to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a).

                                    (D) Each Pension Plan and each related trust
         agreement, annuity contract or other funding instrument is in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code.

                                    (E) The Company or an ERISA Affiliate has
         paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction which, to the best knowledge of the Company, is described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) requiring notice to the PBGC with respect to any Pension Plan. No filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC, or which could reasonably be expected to result in liability of the Company or any ERISA Affiliate to the PBGC with respect to any Pension Plan, other than liabilities for premium payments. Neither the Company nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of
         Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                           (ii) MULTIEMPLOYER PLANS. There are no Multiemployer Plans, and neither the Company nor any ERISA Affiliate has ever maintained, contributed to, participated or agreed to participate in a Multiemployer Plan.

                           (iii) WELFARE PLANS.

                                    (A) Each Welfare Plan which covers or has
         covered employees or former employees of the Company (with respect to their relationship with such entities) is in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                                    (B) An estimate of the liabilities of the
         Company and any ERISA Affiliate for providing retiree life and medical benefits coverage to active and retired employees of the Company and any ERISA Affiliates has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. The Company or an ERISA Affiliate has the right to modify and to terminate Welfare Plans which cover retirees with respect to both retired and active employees.

                                    (C) Each Welfare Plan which is a "group
         health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

                           (iv) BENEFIT ARRANGEMENTS. Each Benefit Arrangement is in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the Code.

                           (v) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. Neither the Company has any liability with respect to any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
         (d) of the Code with respect to any Welfare Plan or Pension Plan. Neither the Company nor any of its Subsidiary has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan or has any unpaid civil penalty under Section 502(l) of ERISA.

                           (vi) LITIGATION. There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company or any ERISA Affiliate other than routine claims for benefits.

                           (vii) UNPAID CONTRIBUTIONS. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan, Multiemployer Plan or Welfare Plan. The Company or an ERISA Affiliate has made all required contributions under each Employee Plan for all periods through and including the Closing Date or proper accruals have been made and are reflected on the appropriate balance sheet and books and records.

                           (viii) The Company has delivered pursuant to this Agreement a true and complete set of copies of (a) all Employee Plans and related trust agreements, annuity contracts or other funding instruments as in effect immediately prior to the Closing Date, together with all amendments thereto which shall become effective at a later date; (b) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Plan qualified or exempt under Section 401 or 501 of the Code; (c) Forms 5500 and certified financial statements for the most recently completed three fiscal years for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee Plan's enrolled actuary; (d) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; (e) all summaries furnished employees, officers and directors of the Company of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required;
         (f) current registration statements on Form S-8 and amendments thereto with respect to any Employee Plan; and (g) the notifications to employees of their rights under Section 4980B of the Code.

                           (ix) No payment made to any Person who constitutes a "disqualified individual" within the meaning of Section 280G(c) of the Code with respect to the Company ("RECIPIENTS") pursuant to any employment contract, severance agreement or other arrangement to which the Company is a party ("GOLDEN PARACHUTE PAYMENT"), other than any payment made or to be made under any of the Employment and Non-Competition Agreements, will be nondeductible to the Company because of the applicability of Section 280G of the Code to the Golden Parachute Payment, nor will the Company be required to "gross up" or otherwise compensate any Recipient because of the imposition of any excise tax (including any interest or penalties related thereto) on the Recipient because of the applicability of Sections 280G and 4999 of the Code.

         4.17. LABOR RELATIONS. The persons listed on EXHIBIT B are all of the employees of the Company as of the date of this Agreement whose services are billed to customers of the Company on an hourly or other basis. The Company is not a party to any collective bargaining agreement. The Contracts listed on
SCHEDULE 4.10 also include all written employment or severance agreements to which the Company is a party with respect to any employee or former employee and which may not be terminated at will, or by giving notice of 30 days or less, without cost or penalty including, without limitation, any severance payment. The Company has delivered or made available to Purchaser true, correct and complete copies of each such Contract, as amended to date. Neither the Company, nor to the knowledge of the Company, the other party or parties thereto, is in breach of any term of any such Contract. The Company has not engaged in any unfair labor practice and there are no complaints against the Company pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of the Company. There are no representation questions, arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the knowledge of the Company, threatened with respect to the employees of the Company, and the Company has not experienced any attempt by organized labor to cause the Company to comply or conform to demands of organized labor relating to its employees. Except as listed on SCHEDULE 4.10, the Company has not entered into any severance or similar arrangement in respect of any present employee of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any present employee of the Company following termination of employment. The Company has complied in all material respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the "EMPLOYMENT LAWS"). The Company is not liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.

         4.18. LEGAL COMPLIANCE. The Company is, and at all times has been, in compliance in all material respects with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) applicable thereto.

         4.19.    ENVIRONMENTAL PROTECTION.

                  (a) The Company is, and at all times has been, in compliance with all Environmental Laws.

                  (b) There are no existing or threatened Environmental Claims against any of the Sellers or the Company, nor have any of the Sellers or the Company received any notification or knowledge of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Materials generated or transported by the Company.

                  (c) (i) No underground tank or other underground storage receptacle for Hazardous Materials is currently located on the Real Property and there have been no releases of any Hazardous Materials from any such underground tank or related piping; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) by the Company of Hazardous Materials on, upon, or into the Real Property. In addition, there have been no such releases by the Company's corporate predecessors and no releases on, upon, or into any Real Property in the vicinity of any of the Real Property which, through soil or ground water contamination, has come to be located on any of the Real Property.

                  (d) There are no Environmental Conditions that diminish the value of any Real Property or that will interfere in any material respect with the current or reasonably foreseeable use of the Real Property or that would reasonably be expected to cause the incurrence of any Environmental Expense.

                  (e) There are no consent decrees, consent orders, judgments, judicial or administrative orders, agreements with, or liens by, any Governmental Authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, or bind the Company.

                  (f) There are no written environmental reports, audits and assessments on any of the Real Property which have been conducted, by the Company or any Person engaged by the Company for such purpose, at any facility owned or formerly owned by the Company.

                  (g) Neither the Company nor any of the Sellers has released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (h) The Company has given all notices and warnings, made all reports, and has kept and maintained all records required by, and in compliance with, all Environmental Laws.

         4.20.    TAXES.

                  (a)      Except as otherwise disclosed in SCHEDULE 4.20:

                           (i) The Company has timely filed, or been included in, all Tax Returns required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date, in each case, subject to any applicable extensions. All such Tax Returns are complete and accurate in all material respects.

                           (ii) All Taxes that accrue or are payable by the Company (i) in respect of taxable periods that end before the Closing Date and (ii) for any taxable period that begins before the Closing Date and ends thereafter, to the extent such Taxes are attributable to the portion of such period ending on or before the day prior to the Closing Date under the terms of Section 13.6, have or will have been timely paid on or before the Closing Date unless (A) a reserve for such amount has been be established therefor in the Interim Balance Sheet (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), (B) such Taxes are imposed by the City of New York or the State of New York, are measured or based upon income and have been incurred by the Company in the ordinary course of business since the Interim Balance Sheet Date, or
         (C) such Taxes are other than any federal, state or local income Tax and have been incurred by the Company in the ordinary course of business since the Interim Balance Sheet Date.

                           (iii) The Company has not requested any extension of time within which to file any Tax Return which is currently pending or has been granted and is in effect and the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

                           (iv) There are no pending, or to the best of each Seller's knowledge, proposed or threatened (whether orally or in writing), audits, investigations or claims for or relating to any Taxes of the Company, except to the extent that adequate liabilities or reserves with respect thereto are accrued on the Interim Balance Sheet in accordance with GAAP or (i) such deficiency or claim is being contested in good faith by appropriate proceedings, (ii) no such accrual is required by GAAP and (iii) the nature and amount of the disputed Tax is set forth on Schedule 4.20;

                           (v) No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

                           (vi) The Company has not filed a consent under Code
         Section 341(f) concerning collapsible corporations;

                           (vii) The Company is not a party to, or is bound by, or has any obligation under any Tax allocation or sharing agreement (including indemnity arrangements), and, after the Closing Date, the Company shall not be a party to, bound by or have any obliteration under any Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of periods prior to the Closing Date;

                           (viii) The Company (i) has not been a member of any affiliated group filing a consolidated federal income Tax Return and
         (ii) has no liability for the Taxes of any other person as defined in
         Section 7701(a)(1) of the Code under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                           (ix) None of the assets of the Company (x) are required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (y) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (z) is tax-exempt use property within the meaning of Code Section 168(h);

                           (x) The Company has not agreed to nor is it required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by the Company and none of the Sellers have knowledge that the IRS has proposed any such adjustment or change in accounting method;

                           (xi) The transactions contemplated herein are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or any other provision of law;

                           (xii) There are no Encumbrances related to Taxes on any of the assets of the Company (other than for current Taxes not yet due and payable);

                           (xiii) None of the Sellers is a person other than a United States person within the meaning of the Code;

                           (xiv) For Federal income Tax purposes, the Company is an "S Corporation" as defined in Section 1361(a) and has been an S Corporation for each taxable year since its inception. In addition, the Company has taken all required steps to be taxed as an S Corporation under applicable state income tax law in the State of New York and the Company has been treated as an S Corporation in the State of New York since its inception; and

                           (xv) The Company would not recognize any gain under
         Section 1374 of the Code in the event that it sold its assets to Purchaser at Closing in a transaction that constituted an actual sale of such assets for federal income tax purposes (instead of a deemed sale of such assets under Code Section 338(h)(10) of the Code).

                  (b) SCHEDULE 4.20 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company since its inception, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for periods since its inception have been delivered to Purchaser.

         4.21. GOVERNMENTAL AUTHORITIES: CONSENTS. Assuming the truth and completeness of the representations and warranties of Purchaser contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required on the part of the Company with respect to the Company's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.22. LICENSES, PERMITS AND AUTHORIZATIONS. SCHEDULE 4.22 contains a list of all Permits (including without limitation, all facility security clearances) of or with any governmental regulatory or administrative authority, whether foreign, federal, state or local, which are held by the Company. All such Permits are in full force and effect and there are no proceedings pending or to the best knowledge of the Company, threatened that seek the revocation, cancellation, suspension or material adverse modification thereof. Such Permits constitute all of the Permits necessary to permit the Company to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the

Business as currently conducted. All required filings with respect to such Permits have been timely made and all required applications for renewal thereof have been timely filed.

         4.23.    INSURANCE.

                  (a) SCHEDULE 4.23 contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation, errors and omissions and other forms of insurance held by the Company ("INSURANCE POLICIES"). True, correct and complete copies of such insurance policies have been made available to Purchaser.

                  (b) All policies listed on SCHEDULE 4.23 (i) are valid, outstanding, and enforceable policies, (ii) provide coverage for the assets and the operations of the Company for all material risks normally insured against by a Person or entity carrying on the same business or businesses as the Company, and (iii) will not terminate, or lapse by reason of, the transactions contemplated by this Agreement.

                  (c) The Company has not received (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

         4.24. BROKERS' FEES. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission for which Purchaser or the Company could become liable in connection with the transactions contemplated by this Agreement based upon arrangements made by Seller, the Company or any of their respective Affiliates.

         4.25.    NO OTHER AGREEMENTS TO SELL THE SHARES.

                  None of the Sellers, the Company or any officer, director, shareholder or Affiliate of the Company are subject to any commitment or legal obligation, absolute or contingent, to any Person other than Purchaser to sell, assign, transfer or effect a sale of any of the capital stock of the Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

         4.26.    TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on
SCHEDULE 4.26, no officer, director or employee of the Company or any Seller nor any Affiliate of any such person is presently, or within the past five (5) years has been, a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such person or corporation, partnership, trust or other entity in which any such Person has an interest as a shareholder, officer, director, trustee or partner. Furthermore, except as set forth on SCHEDULE 4.26, the Company has no liability or obligation to make any payment on behalf of or for the benefit of any of the Sellers, or any officer, director or employee of the Company or any such person's immediate family that is not directly related to, and in furtherance of, the Business.

         4.27.    CUSTOMERS, DISTRIBUTORS AND SUPPLIERS.

                  (a) SCHEDULE 4.27 sets forth a complete and accurate list of the names and addresses of the Company's (a) 10 largest customers, showing the approximate total sales in dollars by the Company to each such customer for the six months ended June 30, 1998; and (b) suppliers with purchases greater than $250,000 on an annualized basis during the last six months, showing the approximate total purchases in dollars by the Company from each such supplier during each such calendar year. Since the Interim Balance Sheet Date there has been no material adverse change in the business relationship of the Company with any customer, distributor or supplier named on SCHEDULE 4.27. The Company has not received any communication from any customer, distributor or supplier named on SCHEDULE 4.27 notifying the Company of any intention to terminate or materially reduce purchases from, or supplies to, the Company or to take any other action which could reasonably be expected to have a Material Adverse Effect.

                  (b) Each service provided or product manufactured, sold, leased, or delivered, by the Company has been in conformity, in all material respects, with all applicable contractual commitments and all express and implied warranties, and all applicable industry standards, and the Company has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for replacement or repair thereof or other damages in connection with such products or services subject only to the reserve for product warranty claims set forth on the face of the Interim Balance Sheet (rather that in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No service provided or product manufactured, sold, leased, or delivered, by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of service, sale or lease of the Company. Section 4.27 of the Disclosure Schedule includes copies of the standard terms and conditions of service or sale for the Company (containing applicable guaranty, warranty, and indemnity provisions).

         4.28. BANKING RELATIONSHIPS. SCHEDULE 4.28 sets forth a complete and accurate description of all arrangements that the Company has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the Person or Persons authorized to act or sign on behalf of the Company in respect of any of the foregoing.

         4.29. ACCOUNTS RECEIVABLE. The amount of accounts receivable, unbilled receivables, and other debts due or recorded in the records and books of account of the Company as being due to the Company as of the Closing Date will be, subject to the reserves reflected on the Interim Balance Sheet and except for Accounts Receivable required to be written off due to the insolvency of a debtor of the Company, good and collectible in full in the ordinary course of business and in any event not later than one hundred eighty
(180) days after the Closing Date, and none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such reserve. Since the Interim Balance Sheet Date, the Company has not made any change in its credit policies nor has it materially deviated from its credit policies.

         4.30. YEAR 2000. The Company has all systems and software solutions necessary or appropriate to address and accommodate Year 2000 computer systems issues, and the Intellectual Property has been tested and is fully capable of providing accurate results using data having date ranges spanning the twentieth and twenty-first centuries. Without limiting the generality of the foregoing, the Intellectual Property is able to (i) manage and manipulate data involving all dates from the twentieth and twenty-first centuries without functional or data abnormality related to such dates; (ii) manage and manipulate data involving all dates from the twentieth and twenty-first centuries without inaccurate results related to such dates; (iii) have user interfaces and data fields formatted to distinguish between dates from the twentieth and twenty-first centuries; and (iv) represent all data related to include indications of the millennium, century and decade as well as the actual year.

         4.31. INVESTMENT. Each of the Sellers that is receiving Warrants (i) understands that the Warrants have not been, and will not be, registered under the Securities Act of 1933, as amended, (the "Securities Act") or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Warrants solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Warrants, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Warrants, and (F) is an "Accredited Investor" as defined by Rule 501 under the Securities Act for the reasons set forth in the Accredited Investor questionnaire previously delivered to Purchaser by each of such Sellers.

                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         5.1. ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on its business.

         5.2. AUTHORIZATION. Purchaser has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the Transactions and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser and the consummation by Purchaser of the Transactions have been duly approved by the board of directors and stockholders of Purchaser. No other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and is, and upon execution and delivery of the Ancillary Agreements will be, legal, valid and binding obligations of Purchaser enforceable against it in accordance with its terms.

         5.3. WARRANT SHARES. The Warrants have been duly authorized and when issued in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable and free of any liens and Encumbrances except as set forth in the Warrant Agreement and not subject to any preemptive rights. The shares of common stock, par value $.001 per share, of Purchaser (the "Purchaser Common Stock") have been reserved for issuance in connection with the exercise of the Warrants. The Purchaser Common Stock to be issued pursuant to the Warrants shall, when issued, (i) be duly authorized, validly issued, fully paid and non-assessable and free of liens and Encumbrances, (ii) be free and clear of any transfer restrictions, liens and Encumbrances, except for the restrictions on transfer in the Warrantholders' Agreement, and (iii) not be subject to any pre-emptive rights created by statute, the certificate of incorporation of the Purchaser or the Bylaws of the Purchaser.

         5.4. NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, violates any provision of, or will result in the breach of, any applicable law, rule or regulation of any governmental body, the certificate of incorporation, bylaws or other organizational documents of Purchaser, or any agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser may be bound, or of any order, judgment or decree applicable to any of them, or terminate or result in the termination of any such agreement, indenture or instrument, or constitute any event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or result in a violation or revocation of any required license, permit or approval from any Governmental Authority or other third party.

         5.5. GOVERNMENTAL AUTHORITIES; CONSENTS. Assuming the truth and completeness of the representations and warranties of Sellers and the Company contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other third party is required on the part of Purchaser with respect to Purchaser's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.6. BROKERS' FEES. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission for which Sellers could become liable in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or any of its Affiliates.

                                   ARTICLE VI.
                      COVENANTS OF SELLERS AND THE COMPANY

         6.1.     CONDUCT OF BUSINESS.

                  (a) From the date hereof through the Closing Date, Sellers agree that they shall, and shall cause the Company, except as otherwise contemplated by this Agreement or as consented to by Purchaser in writing, to operate the Business in the ordinary course and consistent with past practice and not to take any action inconsistent with this Agreement. Without limiting the generality of the foregoing, unless consented to by Purchaser in writing, Sellers shall cause the Company not to, except as contemplated by this
Agreement:

                           (i) change or amend its articles of incorporation, bylaws or other organizational documents;

                           (ii) declare or pay any dividends, or make any distributions in respect of any shares of its capital stock or other equity interests, or repurchase or redeem any issued and outstanding shares of its capital stock or other equity interests;

                           (iii) issue or sell any shares of capital stock of the Company or equity interest or any beneficial interest therein (including, without limitation, any options or warrants);

                           (iv) enter into, extend, materially modify, terminate or renew any Contract of a type required to be listed on SCHEDULE 4.10 other than in the ordinary course of business;

                           (v) sell, assign, transfer, convey, lease or otherwise dispose of any interest in the Real Property or any other material asset;

                           (vi) except as otherwise required by law or consistent with past practices, take any action with respect to the grant of any severance or termination pay (other than pursuant to policies or agreements of the Company as the case may be, in effect on the date hereof);

                           (vii) make any change in the management structure of the Company, including, without limitation, the hiring of additional officers or the terminations of existing officers;

                           (viii) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

                           (ix) make any loans or advances to any Person;

                           (x) make any income tax election or settlement or compromise with tax authorities which would affect the assets of the Company or the Business after the Closing;

                           (xi) fail to maintain any material asset in substantially its current state of repair, normal wear and tear excepted;

                           (xii) make any change in its accounting policies or practices;

                           (xiii) make aggregate capital expenditures in excess of Fifty Thousand Dollars ($50,000);

                           (xiv) waive, settle or release any claim or cause of action of the Company;

                           (xv) declare or issue any bonus or other payments, whether or not in the ordinary course of business, to any management or executive employees of Company or its Subsidiaries; or

                           (xvi) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

                  (b) Sellers and the Company agree that, prior to the Closing, they shall use their best efforts to (i) preserve substantially intact the business organization of the Company, (ii) retain in its employ all of the key employees of the Company with respect to the periods prior to and after the Closing Date and (iii) preserve the current relationships of the Company with the material customers and suppliers of, and other persons which have significant business relationships with, the Company; subject in all cases to the exercise of reasonable management discretion.

         6.2. HSR ACT. In connection with the Transaction, the Company and Seller will comply (and, to the extent required, will cause their Affiliates to comply) with the notification and reporting requirements of the HSR Act and shall use their respective best efforts to obtain early termination of the waiting period under the HSR Act. Seller and the Company shall (and, to the extent required, shall cause their Affiliates to) substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Antitrust Authority.

         6.3. NO SOLICITATIONS. From the date hereof through the Closing Date, each of the Sellers and the Company shall not, and shall not knowingly permit any of their Affiliates, officers, directors, employees, trustees, representatives and agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group of Persons (other than Purchaser or any of its Affiliates) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving the Company. Sellers and the Company shall (a) immediately notify Purchaser (orally and in writing) if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, any information is requested with respect to the Transaction or any offer is made with respect to the Company, any Real Property, or any Shares, (b) include in such notification the terms of any such proposal or offer that it may receive with respect thereto (and provide Purchaser with a copy thereof in writing), including the identity of the soliciting party and (c) keep Purchaser informed with respect to the status of the foregoing.

         6.4. NOTICE TO PURCHASER. Sellers and the Company will promptly notify Purchaser of any circumstance, event or action by Sellers, the Company or otherwise, that causes any statement made by Sellers or the Company in this Agreement to be inaccurate or incomplete in any material respect or that may have a Material Adverse Effect and which has not already been disclosed.

         6.5. CONSENTS. Unless waived specifically in writing by Purchaser, Sellers will obtain in writing any consents of any Governmental Authority or other third party necessary for the consummation of the Transactions.

         6.6. INSPECTIONS. Prior to the Closing, Sellers and the Company shall provide Purchaser and its representatives (including, without limitation, its engineers, surveyors, attorneys and accountants) access at all reasonable times to the Real Property and other assets of the Company. At all times prior to Closing, Purchaser and its representatives, upon reasonable notice to the Company shall have the right to have access to the Company's employees, agents and representatives to review all Books and Records of the Company (including for purposes of conducting an audit of the Company's Financial Statements), including all the Real Estate Records, to enter onto the Real Property, and to inspect, examine and survey the Real Property or any other reasonable business purpose; PROVIDED that such access shall be had in such a manner so as not to unreasonably interfere with the conduct of the Business.

         6.7. EMPLOYEE BENEFIT PLANS. Sellers shall prevent the Company, and any Welfare Plan or Pension Plan, or any trust created thereunder, from engaging in any "prohibited transaction" (as such term is defined in Section 406 of ERISA), and prevent the Company from (a) terminating any Pension Plan in a manner that results in the imposition of a lien on any property of the Company pursuant to Section 4068 of ERISA or (b) take any action that adversely affects the qualification of any Employee Plan or its compliance with the applicable requirements of ERISA or the Code or results in a "reportable event" (as such term is defined in Section 4043(b) of ERISA).

                                  ARTICLE VII.
                             COVENANTS OF PURCHASER

         7.1. HSR ACT. In connection with the transactions contemplated by this Agreement, Purchaser has complied (and, to the extent required, has caused its Affiliates to comply) with the notification and reporting requirements of the HSR Act and shall use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act. Purchaser shall (and, to the extent required, shall cause its Affiliates to) substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Antitrust Authority.

         7.2. CONSENTS. Purchaser shall cooperate with Sellers in connection with Sellers' efforts to obtain the consents required by SECTION 6.5.

                                  ARTICLE VIII.
                 COVENANTS OF SELLERS, THE COMPANY AND PURCHASER

         8.1.     CONFIDENTIALITY.

                  (a) Except (i) for any governmental filings required in order to complete the Transactions, and (ii) as Purchaser, the Company and each of the Sellers may agree or consent in writing, (x) the fact of the execution of this Agreement and (y) all information received by Purchaser, the Company or Sellers and their respective representatives pursuant to the terms of this Agreement or otherwise heretofore provided to the receiving party in connection with the transactions contemplated hereby, shall be kept in confidence by the receiving party and its representatives and shall not be used in any manner by such party or its representatives except in connection with its performance or preparing to perform under this Agreement; PROVIDED, HOWEVER, that any party hereto may disclose such information to its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives so long as such Persons agree to maintain the confidentiality of such information in accordance with this SECTION 8.1. If the transactions contemplated hereby shall fail to be consummated, all copies of documents or extracts thereof containing information and data as to one of the other parties, including all information prepared by the receiving party or such receiving party's representatives, shall be turned over to the party furnishing same, except that such information prepared by the receiving party or such receiving party's representatives may be destroyed at the option of the receiving party, with notice of such destruction (or return) to be confirmed in writing to the disclosing party. Any information not so destroyed (or returned) will remain subject to these confidentiality provisions (notwithstanding any termination of this Agreement).

                  (b) The foregoing confidentiality provisions shall not apply to such portions of the information received which (i) are or become generally available to the public through no action by the receiving party or by such party's representatives or (ii) are or become available to the receiving party on a nonconfidential basis from a source, other than the disclosing party or its representatives, which the receiving party believes, after reasonable inquiry, is not prohibited from disclosing such portions to it by a contractual, legal or fiduciary obligation, and shall not apply to any disclosure by Purchaser or the Company after the Closing.

         8.2. COOPERATION AND RECORDS RETENTION. After the Closing Date, Sellers and the Company shall each (i) provide the other party with such assistance as may reasonably be requested by in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for any Taxes,

(ii) provide the other party with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and
(iii) provide the other party with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, the Company and Sellers shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date.

                                   ARTICLE IX.
                            CONDITIONS TO OBLIGATIONS

         9.1. CONDITIONS TO OBLIGATIONS OF PURCHASER, SELLERS AND THE COMPANY. The obligations of Purchaser, Sellers and the Company to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such parties:

                  (a) There shall not be in force any order or decree, statute, rule or regulation nor shall there be on file any complaint by a Governmental Authority seeking an order or decree, restraining, enjoining or prohibiting the consummation of the Transactions and none of Purchaser, any of the Sellers or the Company shall have received notice from any Governmental Authority that it has determined to institute any suit or proceeding to restrain or enjoin the consummation of the Transactions or to nullify or render ineffective this Agreement if consummated, or to take any other action which would result in the prohibition or a material change in the terms of the Transactions.

         9.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Purchaser:

                  (a) Each of the representations and warranties of Sellers and the Company contained in this Agreement shall be true and correct in all material respects (except where such representations and warranties are qualified by materiality) both as of September 1, 1998 and, with respect to the representations and warranties set forth in SECTIONS 4.1 through 4.7, SECTION
4.20 and SECTIONS 4.24, 4.25, and 4.26, as of the Closing, as if made at and as of that time, and each of the covenants and agreements of Sellers and the Company to be performed as of or prior to the Closing shall have been duly performed in all material respects.

                  (b) All material permits, approvals, clearances, and consents of, and all filings with, Governmental Authorities required to be procured by any of the Sellers or the Company in connection with the Transactions shall have been procured.

                  (c) The Company shall have delivered to Purchaser a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, the conditions specified in

SECTION 9.1, as they relate to either or both Sellers and the Company, and
SECTION 9.2(a) have been fulfilled.

                  (d) Any consent required for the consummation of the Transactions under any Contract required to be listed on SCHEDULE 4.10 hereto or for the continued enjoyment by the Company of the benefits of any such Contract after the Closing shall have been obtained.

                  (e) S. David Walden and Nancy Goertzen shall have resigned as directors of the Company, effective as of the Closing Date.

                  (f) Purchaser shall have received opinions, dated as of the Closing Date, from counsel to the Company and counsel to Sellers, in the form attached as Exhibit H.

                  (g) Purchaser shall have received possession or control of all corporate, accounting, business and tax records of the Company.

                  (h) Each of the Sellers shall have entered into a Non-Competition Agreement containing the terms set forth on EXHIBIT G.

                  (i) Each of Matthew D. Kanter and S. David Walden shall have entered into an Employment Agreement with the Company containing the terms set forth on EXHIBIT I.

                  (j) Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary (or similar officer) of the Company of the resolutions duly and validly adopted by the Board of Directors of the Company evidencing its authorization of the execution and delivery of this Agreement and the consummation of the Transactions.

                  (k) Sellers shall have delivered signed UCC-3 termination statements terminating all security interests in the assets of the Company except for security interests securing indebtedness to be assumed or satisfied by Purchaser.

                  (l) Each of the Sellers shall deliver, or cause to be delivered, to Purchaser an executed affidavit, dated not more than thirty (30) days prior to the Closing Date, in accordance with Code Section 1445(b)(2) and Treasury Regulation section 1.1445-2(b), which statement certifies that the Seller is not a foreign person and sets forth the Seller's name, identifying number and address.

                  (m) Each of the Sellers shall have executed and delivered the Warrantholders' Agreement in the form attached as EXHIBIT J.

                  (n) Each of the Sellers shall have executed and delivered the Warrant Agreement in the form attached as EXHIBIT D.

                  (o) Each of the employee loans set forth on SCHEDULE 4.16 shall have been repaid.

         9.3. CONDITIONS TO THE OBLIGATIONS OF SELLERS AND THE COMPANY. The obligations of Sellers and the Company to consummate the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Sellers:

                  (a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (except where such representations and warranties are qualified by materiality) both on the date hereof and as of the Closing, as if made anew at and as of that time, and each of the covenants and agreements of Purchaser to be performed as of or prior to the Closing shall have been duly performed in all material respects.

                  (b) Sellers shall have received an opinion, dated as of the Closing Date, from counsel to Purchaser, in the form attached as EXHIBIT K.

                  (c) Purchaser shall have delivered to Sellers and the Company a certificate signed by an officer of Purchaser, dated as of the Closing Date, certifying that, the conditions specified in SECTION 9.1, as they relate to Purchaser, and subsection 9.3(a) have been fulfilled.

                  (d) Sellers shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary (or similar officer) of Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (e) Purchaser shall have paid to Merchant's Bank of New York an amount equal to the entire outstanding balance of the Company's line of credit (the "LINE OF CREDIT") and the Sellers shall have been released from their respective guarantees of the Line of Credit.

                  (f) Purchaser shall have executed and delivered the Warrantholders' Agreement in the form attached as EXHIBIT J.

                  (g) Purchaser shall have executed and delivered the Warrant Agreement in the form attached as EXHIBIT D and shall have issued 250,000 Warrants to each of Matthew D. Kanter and S. David Walden.

                  (h) Purchaser shall have executed and delivered the Note in the form attached as Exhibit F.

                                   ARTICLE X.
                                   TERMINATION

         10.1. TERMINATION. This Agreement may be terminated and the Transactions abandoned:

                  (a) By mutual written consent of the parties at any time prior to the Closing.

                  (b) Prior to the Closing, by written notice to Sellers from Purchaser, (i) pursuant to SECTION 11.1, (ii) if the Closing has not occurred on or before October 2, 1998 and Purchaser is not in material breach of a representation, warranty, covenant or agreement or (iii) if consummation of the Transactions is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

                  (c) Prior to the Closing, by written notice to Purchaser from Sellers, (i) pursuant to SECTION 11.1, (ii) if the Closing has not occurred on or before October 2, 1998 and neither Sellers nor the Company are in material breach of a representation, warranty, covenant or agreement of either Sellers or the Company or (iii) if consummation of the Transactions is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction.

         10.2. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to SECTION 10.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or their respective Affiliates, officers, directors or stockholders. The provisions of
SECTION 10.1, this SECTION 10.2 and ARTICLE XI shall survive any termination of this Agreement.

                                   ARTICLE XI.
                              DEFAULT AND REMEDIES

         11.1. BREACH AND OPPORTUNITY TO CURE. If any party shall breach the terms of this Agreement or default in the performance of its obligations hereunder, the nondefaulting party shall have the right to provide the defaulting party with notice specifying in reasonable detail the nature of such breach or default. If such breach or default has not been cured by the later of
(a) the Closing Date and (b) thirty (30) days after delivery of such notice, then the party giving such notice may (i) terminate this Agreement by giving written notice to the defaulting party hereunder, (ii) extend the Closing Date if such default has not been cured by the Closing Date (but no such extension shall constitute a waiver of such nondefaulting party's right to terminate as a result of such default), (iii) exercise the remedies available to such party pursuant to SECTIONS 11.2 or 11.3, subject to the right of the other party to contest such action through appropriate proceedings, and/or (iv) proceed to Closing, but which shall not constitute a waiver of such breach or default.

         11.2. SELLERS' REMEDIES. Purchaser recognizes that if the Transactions are not consummated solely as a result of Purchaser's default, Sellers would incur damages, the extent of which is extremely difficult and impractical to ascertain. The parties, therefore, agree that if this Agreement is terminated or otherwise is not consummated due to the material default of Purchaser and Sellers were ready, willing and able to consummate the Transactions, Purchaser shall pay to each of the Sellers his or its Pro Rata Share of $500,000, as Sellers' sole and exclusive remedy in full settlement of any damages of any nature or kind that Sellers may suffer or allege to suffer as the result of any default or breach by Purchaser. The parties agree that this sum shall be in lieu of any and all other relief to which Sellers might otherwise be entitled due to Purchaser's breach of, or default under, this Agreement. Notwithstanding the provisions of this

Section 11.2, in the event that Purchaser takes any action to delay the release of the Escrow Deposit after termination of this Agreement by the Sellers pursuant to Section 10.1(c)(i), and it is determined that Purchaser was in material default of its obligations under this Agreement, then, in addition to the $500,000 in liquidated damages and any amounts to which Sellers are entitled pursuant to SECTION 15.14, Sellers shall be entitled to interest at the Prime Rate plus 200 basis points from the date the Seller Representative submitted its demand for release of the Escrow Deposit until the date the amount of the Escrow Deposit was received by the Seller Representative.

         11.3. PURCHASER'S REMEDIES. Sellers agree that the Shares represent unique property that cannot be readily obtained on the open market and that Purchaser would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, Purchaser shall have the right to specifically enforce Sellers' performance under this Agreement, and Sellers agree to waive the defense in any such suit that Purchaser has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy, and that Purchaser shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. As a condition to seeking specific performance, Purchaser shall not be required to have tendered the Cash Consideration, but shall be ready, willing and able to do so.

         11.4. ESCROW DEPOSIT. In the event that all of the conditions to Closing are satisfied but Purchaser fails to tender the Cash Consideration or to purchase the Shares on the Closing Date, the $500,000 liquidated damages set forth in SECTION 11.2 shall be paid by Purchaser to the Company from the Escrow Deposit. In the event that the Closing does not occur due to no fault or breach by Purchaser, then Purchaser shall be entitled to a return of the Escrow Deposit and interest accrued thereon.



                                  ARTICLE XII.
              POST CLOSING OBLIGATIONS; SURVIVAL OF REPRESENTATION

                  The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:

         12.1.    INDEMNIFICATION.

                  12.1.1. PURCHASER'S RIGHT TO INDEMNIFICATION. The Sellers, jointly and severally, undertake and agree to indemnify, defend by counsel reasonably acceptable to Purchaser, and hold harmless Purchaser, its parent, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Purchaser Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees ("Claims"), incurred or suffered by a Purchaser Indemnitee arising from (a) the claims of third parties with respect to operation of the Company prior to Closing; (b) a breach, misrepresentation, or other violation of any of the Sellers' or the Company's covenants, warranties or representations contained in this Agreement excluding those that are to be indemnified pursuant to SECTION 13.8; (c) any breach or default by the Company under any Contract prior to Closing; (d) any Pre-Closing Environmental Matters; and (e) any and all actions, suits, proceedings, claims demands, assessments, judgments, costs and expenses, incident to any of the foregoing or incurred to oppose the imposition thereof, or in enforcing this indemnity; together with interest at the Prime Rate (as defined below) on any such Claim from the date of incurrence by such Purchaser Indemnitee(s) until the date of reimbursement by Sellers. "Prime Rate" shall mean the prime rate as published in the Money Rates column of the Eastern Edition of the Wall Street Journal (or the average of such rates if more than one rate is indicated), in effect on the date of incurrence of such Claim. The foregoing indemnity is intended by Sellers to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters set forth in this indemnity.

                  12.1.2. SELLER'S RIGHT TO INDEMNIFICATION. Purchaser undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Sellers and hold harmless Sellers, their representatives and agents (hereinafter referred to collectively as "Seller Indemnitees") from and against and in respect of any and all Claims incurred or suffered by a Seller Indemnitee after Closing arising from; (a) a breach, misrepresentation, or other violation of any of Purchaser's covenants, warranties and representations contained in this Agreement excluding those that are to be indemnified pursuant to Section 13.8;
(b) any claims of third parties with respect to the operation of the Company on or after the Closing Date; and (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, incident to any of the foregoing or incurred to oppose the imposition thereof; together with interest at the Prime Rate on any such claim from the date of incurrence by such Seller Indemnitee(s) to the date of reimbursement by Purchaser. The foregoing indemnity is intended by Purchaser to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters set forth in this indemnity.

                  12.1.3. CONDUCT OF PROCEEDINGS. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; PROVIDED, HOWEVER, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; PROVIDED that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.

                  12.1.4. LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary in this Section 12.1:

                  (a) An Indemnitor shall have no obligation with respect to any Claims for breach of representation or warranty under this Section 12.1, except for the representations set forth in Sections 4.3 and 4.20, until the aggregate amount of all Claims against such Indemnitor exceeds $150,000, at which time the amount of all Claims against such Indemnitor in excess of such amount shall be due; and

                  (b) In no event shall either Party's indemnity obligations for breaches of representations or warranties under this Section 12.1 apply to any Claim first asserted after the survival period set forth for such Claim in
Section 12.3.

                  (c) Notwithstanding any other provision contained in this Agreement, in no event shall: (i) Matthew D. Kanter, The Benjamin Kanter 1997 QSST Trust, and The Ronald Kanter 1997 QSST Trust be liable in the aggregate to the Purchaser or any other Person in an amount in excess of 25% of the Total Consideration received by all Sellers, and (ii) S. David Walden be liable to the Purchaser or any other Person in an amount in excess of 25% of the Total Consideration received by all Sellers.

                  12.1.5. INDEMNIFICATION SOLE REMEDY. The right to indemnification under this Article XII subject to the limitations set forth in
Section 12.1.4, and Purchaser's right to indemnification under the Lease Assignment Indemnification Agreement dated the date hereof (the "Lease Assignment Agreement"), shall be the exclusive remedy of any party in connection with any breach by another party of its representations, warranties, or covenants or any other default under this Agreement, and neither party shall make or assert any claim under this Agreement or related to the Transactions, regardless of the form of action, except under and in accordance with this
Article XII, provided that this shall not affect the right of Purchaser to make a claim for specific performance or of either party to make a claim for damages arising from the other party's willful misrepresentation or willful misconduct or under Article XIII up to a limit equal to the Total Consideration paid to Sellers under this Agreement.

         12.2. RIGHT OF OFFSET. Each of Purchaser and Sellers shall have the right to offset against amounts owing to the other any amounts owing to such party pursuant to SECTION 12.1.

         12.3. SURVIVAL OF REPRESENTATIONS. The representations and warranties contained herein shall survive for twelve months after the Closing without limitation and without regard to any investigation made by any of the parties hereto; PROVIDED, HOWEVER, that the representations and warranties made by the Company and Sellers in Sections 4.1, 4.3, 4.4 and 4.19, shall survive without limitation and the representations and warranties in
Section 4.20 shall survive for the period set forth in Section 13.8.

         12.4. RIGHTS OF SET-OFF. Any Contingent Payments owed by Purchaser to Sellers pursuant to Section 2.3 are subject to reduction for any Claims pursuant to Section 12.1 above and Section 13.8.

                                  ARTICLE XIII.
                                   TAX MATTERS

         13.1. ALLOCATION OF RESPONSIBILITY. From and after the Closing Date, the Sellers shall pay any Taxes payable by the Company (i) for all taxable periods ending prior to the Closing Date, (ii) for all taxable periods beginning prior to the Closing Date and ending on or after the Closing Date, for that portion of such taxable period up to and including the day prior to the Closing Date (a "PRE-CLOSING PARTIAL PERIOD"), and (iii) as a result of any breach of any representation, warranty or covenant in SECTION 4.20, SECTION 6.1(x) or
Article XIII of this Agreement. Notwithstanding the foregoing, no payment shall be required to be paid hereunder for Taxes to the extent (i) reserves for such Taxes are established on the Interim Balance Sheet (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income), (ii) Taxes imposed by the City of New York or the State of New York that are measured or based upon income incurred by the Company in the ordinary course of business since the Interim Balance Sheet Date, or (iii) in the case of Taxes other than any federal, income tax, such Taxes have been incurred by the Company in the ordinary course of business since the Interim Balance Sheet Date (the taxes in clauses (ii) and (iii) are collectively referred to as, "Assumed Interim Taxes").

         13.2. PAYMENT OF TAXES. Purchaser shall notify the Seller Representative of any Tax obligation of the Company at least thirty (30) days before such obligation is due to be paid. Seller Representative shall wire transfer funds to Purchaser for value no later than three (3) days before such payments are due.

         13.3. TAX RETURNS. The Seller Representative shall prepare or cause to be prepared, in a manner consistent with past practices all Tax Returns for the Company for all taxable years or periods ending before the Closing Date but which are due to be filed after the Closing Date (taking into account all applicable extensions of time for filing). The Seller Representative shall cause such Tax Returns to be delivered to Purchaser for comment and approval, which approval shall not be unreasonably withheld, no later than fifteen (15) days prior to the due date for filing any such Tax Return (taking into account any applicable extensions of time to file). The parties hereto acknowledge and agree that, for federal and New York State income tax purposes, the Company's election pursuant to section 1362(a) of the Code and the corresponding provisions of the New York State Tax Law shall be terminated upon the closing of the transactions contemplated hereby. Accordingly, and in accordance with Code section 1362(e) and Treas. Reg. section 1.1362-3, the Company's short taxable year for the Company as an S corporation will end on the day prior to the Closing Date.

         13.4. REFUNDS. Seller Representative shall be entitled to retain, or receive payment from Purchaser within five (5) days of the receipt of any Tax refunds or credits relating to the Company that were paid with respect to (i) all taxable periods ending prior to the Closing Date and (ii) Pre-Closing Partial Periods, provided, however, Seller Representative shall not be entitled to Tax refunds or credits relating to Assumed Interim Taxes. Purchaser shall, if Seller Representative so requests and at Seller Representative's expense, cause the Company to file for and obtain any refund to which Seller Representative is entitled to under this Section 13.4, provided that Seller Representative shall not file, and Purchaser shall not be obligated to file, to obtain any refund that would have the effect of (x) increasing any Tax liability of the Company or
(y) otherwise materially and adversely affect any item or Tax attribute of the Company, in each case for any taxable period ending on or after the Closing Date, without Seller Representative first obtaining the Company's consent, which consent shall not be unreasonably withheld. Purchaser shall permit Seller Representative to control (at the Seller Representative's expense) the prosecution of such refund claim, and shall cause powers of attorney authorizing Seller Representative to represent the Company before the relevant taxing authority with respect to such refund to be executed, provided that Seller Representative (i) shall keep Purchaser informed regarding the progress and substantive aspect of any such refund and (ii) shall not compromise or settle any such refund without obtaining Purchaser's consent, which consent shall not be unreasonably withheld, if such compromise or settlement would have the effect of (x) increasing any Tax liability of the Company or (y) otherwise materially and adversely affect any item or Tax attribute of the Company, in each case for any taxable period ending after the Closing Date. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section
13.4 is subsequently reduced or disallowed, the Sellers shall indemnify and hold Purchaser harmless for any Taxes assessed against the Company by reason of the reduction or disallowance.

         13.5. CONTESTS. Purchaser and the Seller Representative agree to give prompt notice to each other of any proposed adjustment to Taxes for any periods of the Company ending prior to the Closing Date or any Pre-Closing Partial Period. Purchaser and the Seller Representative shall cooperate with each other in the conduct of any audit or other proceeding involving the Company for such periods and each party may participate at its own expense. Seller Representative shall have the right to control the conduct of any such audit or proceeding for which the Sellers agree that any resulting Tax allocable to any period prior to the Closing Date is covered by the indemnity set forth in
Section 13.8 of this Agreement, (such audit or proceeding, a "Seller's Contest") provided that: (i) Seller Representative shall keep Purchaser informed regarding the progress and substantive aspects of any Seller's Contest and (ii) Seller Representative shall not compromise or settle any Seller's Contest if such compromise or settlement would have the effect of (x) increasing any Tax liability of the Company or (y) otherwise materially and adversely affect any item or Tax attribute of the Company, in each case for any taxable period ending after the Closing Date, without obtaining Purchaser's consent, which consent shall not be unreasonably withheld. If Seller Representative chooses to direct a Seller's Contest, Purchaser shall cause powers of attorney authorizing Seller Representative to represent the Company before the relevant taxing authority and such other documents as are reasonably necessary for Seller Representative to control the conduct of any Sellers' Contest, consistent with the terms of this
Section 13.5

         13.6.    ALLOCATION OF TAXES. For purposes of Section 4.20 and this
Article XIII, in the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the day prior to the Closing Date shall be (a) in the case of any Tax based upon or measured by income, and in the case of sale or use tax, the amount which would be payable if the taxable year ended as of the end of said date and (b) in the case of any other Tax, such as personal or real property, the amount of such tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the day prior to the Closing Date and the denominator of which is the number of days in the entire period.

         13.7. TREATMENT OF INDEMNITY PAYMENTS. All indemnity and other payments made under this Agreement shall be considered to be adjustments to the Total Consideration.

         13.8. INDEMNIFICATION. The covenants and agreements of the parties contained in this Article XIII and the representations and warranties contained in Section 4.20 of this Agreement shall survive the Closing and shall remain in full force and effect until sixty (60) days following the expiration of the applicable statutes of limitations with respect to any Taxes that would be indemnifiable under this Article XIII. The procedures set forth in Section
12.1.3 of this Agreement shall apply to any claims made by the parties to this Agreement pursuant to this Article XIII. The Sellers shall, jointly and severally, undertake and agree to indemnify, defend by counsel reasonably acceptable to Purchaser, and hold Purchaser and the Company harmless from and against all Claims arising out of, any breach of representation or warranty in
Section 4.20 of this Agreement or any covenant made by the Sellers or Seller Representative in this Article XIII or in Section 6.1(x) of this Agreement, together with interest at the Prime Rate on any such Claim from the date of incurrence by the Purchaser or the Company until the date of reimbursement by Sellers. Purchaser undertakes and agree to indemnify, defend by counsel reasonably acceptable to Sellers, and hold Sellers harmless from and against all Claims arising out of breach of any covenant made by Purchaser under this
Article XIII, together with interest at the Prime Rate on any such Claim from the date of incurrence by the Sellers until the date of reimbursement by Purchaser. Notwithstanding anything to the contrary in this Agreement, to the extent that the provisions contained in this Article XIII conflict with any provision of Article XII of this Agreement, the provisions contained in this
Article XIII shall control.

         13.9. SUCCESSORS. For purposes of this Article XIII, all references to the Purchaser, the Sellers and the Company shall include successors.

                                  ARTICLE XIV.
                              SELLER REPRESENTATIVE

         14.1. DESIGNATION OF SELLER REPRESENTATIVE. The parties agree that it is desirable to designate a representative to act on behalf of Sellers (the "SELLER REPRESENTATIVE"). The parties have designated Matthew D. Kanter as the Seller Representative, and approval of this Agreement by Sellers shall constitute certification and approval of such designation.

         14.2. AUTHORITY AND RIGHTS OF SELLER REPRESENTATIVE; LIMITATIONS ON LIABILITY. The Seller Representative shall have full power, authority and discretion to act on behalf of the Sellers for all purposes under this Agreement and the Ancillary Agreements. The Seller Representative will have no liability to the Sellers with respect to actions taken or omitted to be taken in its capacity as Seller Representative, except with respect to the Seller Representative's gross negligence or willful misconduct. The Seller Representative shall be entitled to reimbursement, from the Sellers for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Seller Representative in such capacity, and for indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as Seller Representative (except for those arising out of Seller Representative's gross negligence or willful misconduct).

                                   ARTICLE XV.
                                  MISCELLANEOUS

         15.1. WAIVER. Either party to this Agreement may, at any time prior to the Closing, waive any of the terms or conditions of this Agreement; PROVIDED, HOWEVER, any such waiver must be in writing, executed in the same manner as this Agreement.

         15.2. NOTICES. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) five (5) days after posting in the United States mail having been sent registered or certified mail return receipt requested, or
(iii) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

                  If to Purchaser, to:

                           USinternetworking, Inc.
                           One USi Plaza
                           175 Admiral Cochrane Drive
                           Annapolis, MD  21401
                           Attention: Stephen E. McManus
                           Telecopy No.: (410) 897-4400

                  with copies to (which shall not constitute notice):

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, D.C. 20004
                           Attention:  James F. Rogers
                           Telecopy No.: (202) 637-2201

                  If to Sellers, to:

                           Matthew D. Kanter
                           299 Brower Avenue

                           Rockville Centre, NY  11570

                           The Benjamin Kanter 1997 QSST Trust
                           c/o Nancy Goertzen
                           299 Brower Avenue
                           Rockville Centre, NY  11570

                           The Ronald Kanter 1997 QSST Trust
                           c/o Nancy Goertzen
                           299 Brower Avenue
                           Rockville Centre, NY  11570

                           S. David Walden
                           49 Roger Drive
                           Port Washington, NY  11050

                  with copies to (which shall not constitute notice):

                           Morse, Zelnick, Rose & Lander, LLP
                           450 Park Avenue
                           New York, New York  10022
                           Attention:  Kenneth S. Rose
                           Telecopy No.:  (212) 838-9190

                  If to Company, to:
                           Advanced Communication Resources, Inc.
                           1250 Broadway
                           Suite 3401
                           New York, NY 10001-3782
                           Attention: Matthew Kanter
                           Telecopy No.:    (212) 629-4309

                  with copies to (which shall not constitute notice):

                           Morse, Zelnick, Rose & Lander, LLP
                           450 Park Avenue
                           New York, New York  10022
                           Attention:  Kenneth S. Rose
                           Telecopy No.:  (212) 838-9190

or to such other address or addresses as the parties may from time to time designate in writing.

         15.3. ASSIGNMENT. Either party hereto may assign its rights (but not its obligations) under this Agreement without the consent of the other party hereto; PROVIDED; HOWEVER in the event that Purchaser conveys the Shares or substantially all of the assets of the

Business after the Closing Date, Purchaser may assign its rights and obligations under this Agreement to the transferee thereof.

         15.4. RIGHTS OF THIRD PARTIES. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

         15.5. RELIANCE. Each of the parties to this Agreement shall be deemed to have relied upon the accuracy of the written representations and warranties made to it in or pursuant to this Agreement, notwithstanding any investigations conducted by or on its behalf or notice, knowledge or belief to the contrary.

         15.6. TRANSFER TAXES; TITLE COSTS; EXPENSES. Notwithstanding any other provision hereof, Sellers shall be solely responsible for the costs and expenses of all recording fees (on a per-page basis or otherwise), transfer taxes, conveyance taxes, sales and use taxes, stamp taxes and other taxes incurred or otherwise payable in connection with the Transaction. Such payments shall be made by Sellers promptly after incurred, but in any event on or prior to the Closing Date or, in the case of taxes, fees and charges that may accrue or arise after the Closing Date, promptly after the date that such obligation so accrues or arises. Any filing fees payable in connection with the parties' compliance with the HSR Act shall be paid one half by Purchaser. All other costs and expenses incurred by the parties in connection with the transactions contemplated hereby shall be borne by the party incurring such expense.

         15.7. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Unless otherwise stated, references to Sections, Articles, Exhibits or Schedules refer to the Sections, Articles, Exhibits and Schedules to this Agreement. The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation shall arise with respect to this Agreement, then this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement.

         15.8. CAPTIONS; COUNTERPARTS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.9. ENTIRE AGREEMENT. This Agreement (together with the Schedules and Exhibits to this Agreement, the Escrow Agreement and the Lease Assignment Agreement, which constitute part of this Agreement) constitutes the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement.

         15.10. AMENDMENTS. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

         15.11. SEVERABILITY. If any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         15.12. PUBLICITY. All press releases or other public communications of any nature whatsoever, or other notices to third parties except as contemplated by Section 8.1 relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Purchaser and the Company which approval shall not be unreasonably withheld by any party; PROVIDED, HOWEVER, that, nothing herein shall prevent any party from publishing such press releases or other public communications as such party may consider necessary in order to satisfy such party's legal or contractual obligations after such consultation with the other parties hereto as is reasonable under the circumstances.

         15.13. FURTHER ASSURANCES. The parties agree to: (a) furnish upon request to each other such further information, (b) execute and deliver such other documents, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement, including providing to Purchaser all of the rights, benefits and services enjoyed by the Company in the operation of the Business from whatever source.

         15.14. ATTORNEY'S FEES. In the event of any litigation arising under this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorney's fees from the non-prevailing party.

                  IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.


                                    ADVANCED COMMUNICATION RESOURCES, INC.
                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    SELLERS:

                                    --------------------------------
                                       Matthew D. Kanter



                                    THE BENJAMIN KANTER 1997 QSST TRUST



                                    By:
                                       -----------------------------------------
                                       Nancy Goertzen, Trustee



                                    THE RONALD KANTER 1997 QSST TRUST



                                    By:
                                       -----------------------------------------
                                       Nancy Goertzen, Trustee



                                    ----------------------------------
                                       S. David Walden



                                    USINTERNETWORKING, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------